SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of November 21, 2002, by and among SMARTIRE SYSTEMS, INC., a British Columbia corporation, with headquarters located at Suite 150-13151 Vanier Place, Richmond, British Columbia Canada, V6V 2J1 (the "Company"), and the Buyer listed on Schedule I attached hereto (the "Buyer" ).

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of:

(i) Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

(ii) Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission (the "BCSC");

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer , as provided herein, and the Buyer shall purchase up to Four Hundred Thousand Dollars ($400,000) of five percent (5%) secured convertible debentures substantially in the form attached hereto as Exhibit A (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, no par value (the "Common Stock") (as converted, the "Conversion Shares"), for a total purchase price of up to Four Hundred Thousand Dollars ($400,000), (the "Purchase Price") in the respective amounts set forth opposite the Buyer's name on Schedule I ( the "Subscription Amount") of which Two Hundred Thousand Dollars ($200,000) shall be funded on the date hereof and Two Hundred Thousand Dollars ($200,000) upon the effectiveness of the registration statement filed in connection with this transaction;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Investor Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement substantially in the form attached hereto as Exhibit C (the "Security Agreement") pursuant to which the Company has agreed to provide the Buyer a security interest in Pledged Collateral (as this term is defined in the Security Agreement dated the date hereof) in the event of a default of the Company's obligations herein, contained in the Convertible Debenture and contained in the Investor Registration Rights Agreement; and

WHEREAS, the aggregate proceeds of the sale of the Convertible Debentures contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement contemporaneously executed by the parties with the execution and delivery of this Agreement substantially in the form of the Escrow Agreement attached hereto as Exhibit D (the "Escrow Agreement").

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyer agrees, to Purchase at Closing (as defined herein below) and the Company agrees to sell and issue to the Buyer at Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite the Buyer's name on Schedule I hereto. Upon execution hereof by the Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or a check payable to "Wachovia Bank, N.A., as Escrow Agent for SmarTire Systems Inc./ Cornell Capital Partners, LP ", which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith. Notwithstanding the foregoing, the Buyer may withdraw its Subscription Amount and terminate this Agreement at any time after the execution hereof and prior to Closing (as hereinafter defined).

(b) Closing Date. The closing of the purchase and sale of the Convertible Debentures (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time on November 21, 2002 or such other date as is mutually agreed to by the Company and the Buyer). The Closing shall occur on the Closing Date at the offices of Butler Gonzalez, LLP, 1000 Stuyvesant Avenue, Suite 6, Union, NJ 07083 (or such other place as is mutually agreed to by the Company and the Buyer ).

(c) Escrow Arrangements; Form of Payment. Upon execution hereof by the Buyer and pending Closing, the aggregate proceeds of the sale of the Convertible Debentures to the Buyer pursuant hereto, plus the fees and expenses of the Buyer and Butler Gonzalez LLP, shall be deposited in a non-interest bearing escrow account with Wachovia Bank, N.A., as escrow agent ("Escrow Agent"), pursuant to the terms of the Escrow Agreement between the Company, the Buyer and the Escrow Agent in the form attached hereto as Exhibit D. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company's lawyers, Clark, Wilson, Barristers and Solicitors, in accordance with the wiring instructions attached hereto as Schedule II, on behalf of the Company in accordance with the terms of the Escrow Agreement such aggregate proceeds for the Convertible Debentures to be issued and sold to the Buyer at the Closing minus the fees and expenses of the Buyer and Butler Gonzalez LLP, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to the Buyer, Convertible Debentures which the Buyer is purchasing in amounts indicated opposite the Buyer's name on Schedule I, duly executed on behalf of the Company.

2. DOCUMENTS REQUIRED FROM BUYER

The Buyer must complete, sign and return to the Company:

(a) an executed copy of this Agreement;

(b) a Prospective Investor Suitability Questionnaire in the form attached as Exhibit E (the US Questionnaire");

(c) if the Buyer is purchasing pursuant to Multilateral Instrument 45-103 adopted by the BCSC, a British Columbia Accredited Investor Questionnaire in the form attached as Exhibit F (together with the US Questionnaire, the "Questionnaires"); and

(d) if the Buyer is purchasing pursuant to Section 74(2)(4) of the Securities Act (British Columbia) (the "B.C. Act") a Form 45-903F1 in the form attached as Exhibit "G".

The Buyer shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by any regulatory authorities and applicable law.

3. BUYER'S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants that:

(a) Investment Purpose. The Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering the resale of the Conversion Shares or an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.

(b) Accredited Investor Status. By completing the Questionnaires, the Buyer is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D, and, in Multilateral Instrument 45-103 adopted by the BCSC.

(c) Reliance on Exemptions. The Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Questionnaires in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such securities. The Company has advised the Buyer that the Company is relying on an exemption from the requirements to provide the Buyer with a prospectus and to sell the Convertible Debentures through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and as a consequence of acquiring Convertible Debentures pursuant to this exemption, certain protections, rights, and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Buyer.

(d) Information. The Buyer and its advisors (and its or their counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by thet Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 6 below. The Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

(e) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

(f) Transfer or Resale. The Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the 1933 Act or any state or provincial securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from the registration requirements of the 1933 Act and any applicable state or provincial securities law; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state or provincial securities law or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares.

(g) Legends. The Buyer understands that the certificates or other instruments representing the Convertible Debentures and the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall, within two (2) business days issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the 1933 Act and any other applicable securities law or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, in form reasonably acceptable to the Company and its counsel, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the 1933 Act and any other applicable securities laws.

(h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) Receipt of Documents. The Buyer and its counsel have received and read in their entirety: (i) this Agreement, the Convertible Debentures, the Investor Registration Rights Agreement, the Escrow Agreement, and each representation, warranty and covenant set forth herein; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company's Form 10-KSB for the fiscal year ended July 31, 2002; and (iv) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus in connection with the Buyer's investment in the Convertible Debentures.

(j) Due Formation of Corporate and Other Buyers. If the Buyer is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

(k) Due Authorization of Fiduciary Buyers. If the Buyer is purchasing the Convertible Debentures in a fiduciary capacity for another person or entity, including, without limitation, a corporation, partnership, trust or any other entity, the Buyer has been duly authorized and empowered to execute this Agreement and such other person fulfills all the requirements for purchase of the Convertible Debentures and agrees to be bound by the obligations, representations, warranties, and covenants contained herein. Upon request of the Company, the Buyer will provide true, complete and current copies of all relevant documents creating the Buyer, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

(l) Further Representations by Foreign Buyers. If the Buyer is not a U.S. Person (as defined below), the Buyer hereby represents that it Buyer is satisfied as to full observance of the laws of the Buyer's jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including: (i) the legal requirements of its jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the securities. The Buyer's subscription and payment for, and the Buyer's continued beneficial ownership of, the securities will not violate any applicable securities or other laws of the Buyer's jurisdiction. The term "U.S. Person" as used herein shall mean any person who is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including, but not limited to, any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing.

(m) No Legal Advice From the Company. The Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(n) B.C. Exemption. If the Buyer is purchasing the Convertible Debentures pursuant to Section 74(2)(4) of the B.C. Act, then the Buyer additionally represents, warrants and covenants to the Company (which representations, warrants and covenants shall survive closing) that:

(i) the Buyer is purchasing as principal for its own account, and not for the benefit of any other person, or company, a sufficient number of Convertible Debentures such that the aggregate acquisition cost to the Buyer is not less than CDN$97,000;

(ii) if the Buyer is not an individual or a corporation, each member of the partnership, syndicate or other unincorporated organization which is the purchaser, or each beneficiary of the trust which is the purchaser, as the case may be, is an individual who has an aggregate acquisition cost for the Convertible Debentures of not less than CDN $97,000;

(iii) neither the Buyer nor any party on whose behalf the Buyer is acting has been created, established formed or incorporated solely, or is used primarily to acquire securities or to permit the purchase of the Convertible Debentures without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

(iv) if the Buyer is purchasing pursuant to the exemption from prospectus requirements available under subsection 74(2)(4) of the B.C. Act and is not purchasing for its own account;

A. the Buyer is:

I. a trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on such business in such province or territory, and the Buyer is purchasing the Convertible Debentures as an agent or trustee for accounts that are fully managed by the Buyer; or

II. an advisor who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Buyer is;

i. registered as an advisor under the B.C. Act or the laws of another province or territory of Canada or the Buyer is exempt from such registration and the Buyer is purchasing the Convertible Debentures as an agent for accounts that are fully managed by the Buyer; or

ii. carrying on the business of an advisor outside of Canada in which case:

(1) it was not created solely or primarily for the purpose of purchasing Convertible Debentures of the Company;

(2) the total asset value of the investment portfolios it manages on behalf of clients is not less than CDN$20,000,000; or

(3) it does not believe and has no reasonable grounds to believe that any resident of British Columbia or any directors, senior officers or other insiders of the Company or any persons carrying on investor relations activities for the Company has a beneficial interest in any of the managed accounts for which it is purchasing, and

B. the aggregate acquisition cost for the Convertible Debentures is not less than CDN$97,000.

4. BRITISH COLUMBIA RESALE RESTRICTIONS

(a) The Buyer acknowledges that the Convertible Debentures are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder.

(b) Pursuant to Multilateral Instrument 45-102, as adopted by the BCSC, effective November 30, 2001, a subsequent trade in the Conversion Shares will be a distribution subject to prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, including the following:

(i) at least twelve (12) months (the "Canadian Hold Period") shall have elapsed from the date on which the Convertible Debentures were issued to the Buyer;

(ii) during the currency of the Canadian Hold Period, any certificate representing the Convertible Debentures is imprinted with a legend (the "Canadian Legend") stating:

"Unless permitted under securities legislation,the holder of the securities shall not trade the securities before [insert the date that is four months and a day after the distribution date]."

(iii) the trade is not a control distribution (as defined in Multilateral Instrument 45-102);

(iv) no unusual effort is made to prepare the market or to create a demand for the Conversion Shares that are the subject of the trade;

(v) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(vi) if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation; and

(c) By executing and delivering this Agreement, the Buyer will have directed the Company not to include the Canadian Legend on any certificates representing the Conversion Shares to be issued to the Buyer,

(d) As a consequence, the Buyer will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Conversion Shares during or after the Canadian Hold Period will be distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade at that time is subject to any such Canadian securities legislation.

5. BUYER'S COVENANT.

Until the Buyer has converted all of the principal and any accrued interest outstanding under the Convertible Debenture, the Buyer agrees that it shall not hold a short position in the Common Stock.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that, except as set forth in the SEC Documents (as defined herein):

(a) Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Investor Registration Rights Agreement and any related agreements, and to issue the Convertible Debentures and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Investor Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Investor Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Investor Registration Rights Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(c) Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, no par value per share and 20,000 shares of Preferred Stock, par value $1,000. As of the date hereof , the Company had 20,729,041 shares of Common Stock and Nil shares of Preferred Stock issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents (as defined in Section 6(h)), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents and has been disclosed to the Buyer by the Company, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Investor Registration Rights Agreement and a Registration Rights Agreement in connection with the Equity Line of Credit Agreement dated the date hereof bewteen the Company and the Investor). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d) Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures the Conversion Shares will be duly issued, fully paid and nonassessable.

(e) No Conflicts. Except as disclosed in the SEC Documents, the execution, delivery and performance of this Agreement, the Investor Registration Rights Agreement and the Escrow Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.'s SmallCap Market on which the Common Stock is quoted) except as provided for in Sections 7(g) and 7(h)) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in the SEC Documents and has been disclosed to the Buyer by the Company, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state and provincial securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Investor Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in the SEC Documents and except as provided for in Section 7(g) and 7(h) herein, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof except for filings to be made with the SEC and any state or provincial regulatory authority in connection with the offering and sale of the Convertible Debentures. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) Pending Registration Statements. There are no pending registration statements filed by the Company that would prevent the Company from filing a registration statement as required by the Investor Registration Rights Agreement dated the date hereof.

(g) Other Facts and Circumstances. To the Company's knowledge there are no facts or circumstances which would prevent the Company from complying with its obligations pursuant to this Agreement, the Investor Registration Rights Agreement and the Security Agreement.

(h) SEC Documents: Financial Statements. Since May 6, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyer or its representatives, or made available through the SEC's website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Rule 10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(j) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

(k) Acknowledgment Regarding Buyer's Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyer's purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(l) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Convertible Debentures or the Conversion Shares.

(m) No Integrated Offering. Subject to Section 7(g) and 7(h), neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures or the Conversion Shares under the 1933 Act, except as contemplated in this Agreement, or cause this offering of the Convertible Debentures or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act.

(n) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(o) Intellectual Property Rights. Subject to the security granted to TRW Inc. the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(p) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(q) Title. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(r) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(s) Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(t) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(v) Tax Status. The Company and each of its subsidiaries has made and filed all federal, state and provincial income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(w) Certain Transactions. Except as set forth in the SEC Documents, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(x) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

7. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 9 and 10 of this Agreement.

(b) Form D. The Company agrees to file a Form D with respect to the Convertible Debentures as required under Regulation D of the 1933 Act and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Convertible Debentures , or obtain an exemption for the Convertible Debentures for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

(c) Reporting Status. Until the earlier of (i) the date as of which the Buyer may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Buyer shall have sold all the Conversion Shares and (B) none of the Convertible Debentures are outstanding (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes.

(e) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares, provided that the Company agrees that it will reserve a minimum of three million five hundred thousand (3,500,000) shares of the Company's Common Stock for issuance upon conversion of the Convertible Debentures. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Convertible Debentures of the Company shall call and hold a special meeting of the shareholders within fifty (50) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f) Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or The National Association of Securities Dealers Inc.'s SmallCap Market or any other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company use its best efforts to maintain the Common Stock's authorization for quotation on The National Association of Securities Dealers Inc.'s SmallCap Market.

(g) Limitation on Obligation to Issue Common Stock. The Company and the Buyer agree that notwithstanding any representations made by the Company in this Agreement, the Company will not be obligated to issue any shares of the Company's Common Stock upon conversion of the Convertible Debentures if, when aggregated with any other shares of Common Stock issued or deemed issued in any integrated offering, in each event pursuant to the rules of the Nasdaq SmallCap Market, or the rules of any other securities exchange or trading market upon which the shares of Common Stock are listed or quoted, such issuance would exceed nineteen and nine tenths percent (19.9%) of the issued and outstanding shares of the Company's Common Stock immediately prior to the date of the Convertible Debenture, or the first date of any integrated offering, if earlier. In such event the Company shall obtain shareholder approval within fifty (50) days from the date upon which the Company first learns that any conversion of the Convertible Debenture will exceed nineteen and nine tenths percent (19.9%) of the outstanding shares of the Company's Common Stock prior to the date of the Convertible Debenture, for the purpose of voting upon and approving the transactions contemplated by this Debenture, the authorization and issuance of the Convertible Debentures, and the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Convertible Debentures. The Company's management shall vote in favor of such approval and the Company shall through its Board of Directors, recommend to its stockholders approval of such matters. The Company shall use its best efforts to solicit from its stockholders proxies in favor of such matters sufficient to comply with all relevant legal requirements and shall vote such proxies in favor of such matters. The foregoing limitation shall not apply if the Company has obtained shareholder approval for the transactions contemplated by the Agreement.

(h) Stockholder Approval. If the Company is prohibited by the Nasdaq SmallCap Market or any successor or similar rule, or the rules of any securities exchange or trading market on upon which the shares of Common Stock are then listed, quoted or traded from issuing any shares of Common Stock issuable upon conversion of the Convertible Debenture, the Company shall call a meeting of its stockholders to be held within fifty (50) days from the date upon which the Company first learns that any conversion of the Convertible Debenture will be prohibited, for the purpose of voting upon and approving the transactions contemplated by this Agreement, the Authorization and issuance of the Convertible Debentures, and the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Convertible Debentures. The Company's management shall vote in favor of such approval and the Company shall through its Board of Directors, recommend to its stockholders approval of such matters. The Company shall use its best efforts to solicit from its stockholders proxies in favor of such matters sufficient to comply with all relevant legal requirements and shall vote such proxies in favor of such matters.

(i) Fees and Expenses. Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement, the Escrow Agreement, and the Investor Registration Rights Agreement. The Buyer shall be entitled to a eight percent (8%) discount on the Purchase Price.

The costs and expenses of the Buyers and Butler Gonzalez, LLP, which shall be Ten Thousand Dollars ($10,000) shall be paid for by the Company on the Closing Date directly from the gross proceeds held in escrow.

(j) Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, a "Sale of the Company") unless, prior to the consummation of a Sale of the Company, the Company makes appropriate provision to insure that, upon the consummation of such Sale of the Company, each of the holders of the Convertible Debentures will thereafter have the right to acquire and receive such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Debentures had such Sale of the Company not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 7(j) will thereafter be applicable to the Convertible Debentures.

(k) Transactions With Affiliates. So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(l) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein) to Transfer Agent.

(m) Restriction on Subsequent Registration Statements. The Company shall not file a registration statement for a period of sixty (60) days from the date which the registration statement filed pursuant to the Registration Rights Agreement executed in connection with this transaction and dated the date hereof is declared effective by the United States Securities and Exchange Commission.

8. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions in the form attached hereto as Exhibit H to its transfer agent irrevocably appointing Butler Gonzalez LLP as its agent for purpose of having certificates issued, registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares representing such amounts of Convertible Debentures as specified from time to time by the Buyer to the Company upon conversion of the Convertible Debentures (the "Irrevocable Transfer Agent Instructions"). Butler Gonzalez LLP shall be paid a cash fee of Fifty Dollars ($50) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions. The Company shall not change its transfer agent without the express written consent of the Buyer, which may be withheld by the Buyer in its sole discretion. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 3(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 8, and stop transfer instructions to give effect to Section 3(f) hereof (in the case of the Conversion Shares prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Investor Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 8 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 8, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

9. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed this Agreement, the Escrow Agreement, the Investor Registration Rights Agreement and the Security Agreement and delivered the same to the Company.

(b) The Buyer shall have delivered to the Escrow Agent the Purchase Price for Convertible Debentures in respective amounts as outlined on Schedule I attached hereto and the Escrow Agent shall have delivered such funds to Clark, Wilson, Barristers and Solicitors, on behalf of the Company, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

10. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

(i) The obligation of the Buyer hereunder to purchase Four Hundred Thousand Dollars ($400,000) of the Convertible Debentures at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement, the Escrow Agreement, the Irrevocable Transfer Instructions, the Investor Registration Rights Agreement, and the Security Agreement and delivered the same to the Buyer .

(b) The Company shall have reserved for issuance a minimum of three million five hundred thousand (3,500,000) shares of the Company's Common Stock for issuance upon conversion of the Convertible Debenture.

(c) The Company shall have filed and perfected the Buyers security interest in the Pledged Property as this term is defined in the Security Agreement dated the date hereof by registering in the British Columbia Personal Property Registry a financing statement with regard to the Pledged Property and/or Pledged Collateral as detailed in the Security Agreement dated the date hereof and provided proof of such filing to the Buyer.

(d) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

(e) The Company shall have executed and delivered to the Buyer the Convertible Debentures in the respective amounts set forth opposite the Buyer name on Schedule I attached hereto.

(f) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, shares of Common Stock to effect the conversion of all of the Conversion Shares then outstanding.

(g) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(h) The Company shall have provided to the Investor an acknowledgement, to the satisfaction of the Investor, from KPMG, LLP, the accountant to the Company, as to KPMG, LLP's ability to provide all consents required in order to file a registration statement in connection with this transaction.

(ii) The obligation of the Buyer hereunder to purchase Two Hundred Thousand Dollars ($200,000) of the Convertible Debentures at after effectiveness of the Registration Statement filed pursuant to the Investor Registration Rights Agreement shall be at the sole discretion of the Buyer and is subject to the satisfaction, at or before the Closing Date, of each of the conditions stated above.

11. INDEMNIFICATION.

(a) In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any the Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement, , instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

12. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Smartire Systems Inc.
Richmond Corporate Centre
Suite 150-13151 Vanier Place
Richmond, British Columbia
Canada V6V 2J1
Attention: President

Telephone: (604) 276-9884
Facsimile: (604) 276-2353

With a copy to:	Clark, Wilson
Barristers and Solicitors
800-885 West Georgia Street
Vancouver, British Columbia
Canada V6C 3H1
Attention: Bernard Pinsky, Esq.
Telephone: (604) 687-5700
Facsimile: (604) 687-6314

If to the Transfer Agent, to:	Pacific Corporate Trust
625 Howe Street 10th floor
Vancouver, British Columbia V6C 3B9

If to the Buyer:	At the address listed on Schedule A.

With a copy to:	Butler Gonzalez LLP
1000 Stuyvesant Avenue - Suite 6
Union, NJ 07083
Attention: David Gonzalez, Esq.
Telephone: (908) 810-8588
Facsimile: (908) 810-0973

If to the Buyer, to its address and facsimile number on Schedule I, with copies to the Buyer's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. Unless this Agreement is terminated under Section 12((l), the representations and warranties of the Company and the Buyer contained in Sections 3 and 6 and 3, the agreements and covenants set forth in Sections 7, 8, and 12, and the indemnification provisions set forth in Section 11, shall survive the Closing for a period of one (1) year following the date on which the Convertible Debentures are converted in full. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Publicity. The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination. In the event that the Closing shall not have occurred due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 9 and 10 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 12(l), the Company shall remain obligated to reimburse the Buyer for the expenses described in Section 7(g) above.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
SMARTIRE SYSTEMS INC.

By: /s/ Robert Rudman
Name: Robert Rudman
Title: President

BUYER:
CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

EXHIBIT A

FORM OF SECURED CONVERTIBLE DEBENTURE

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF SECURITY AGREEMENT

EXHIBIT D

FORM OF ESCROW AGREEMENT

EXHIBIT E

TRANSFER AGENT INSTRUCTIONS

SCHEDULE I

SCHEDULE OF BUYERS

Name	Address/Facsimile Number of Buyer	Amount of Subscription